September 21, 1995



OFICS Filer Support
SEC Operations Center
6432 General Green Day
Alexandria, WA  22312-2413


          RE:  Riser Foods, Inc. - Commission File No. 1-9914


Gentlemen:

     Included in this submission is the Company's Form 8-K.

                              Very truly yours,



                              Jeffrey P. Sabatine
                              General Counsel






cc:  American Stock Exchange, Inc.
     Society National Bank
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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                       September 11, 1995
        Date of Report (Date of earliest event reported)

                        RISER FOODS, INC.
     (Exact name of registrant as specified in its charter)


   Delaware                    1-9914              34-1570363
(State or other             (Commission           (IRS Employer
jurisdiction of                File               Identification
incorporation)                Number)                  No.)



5300 Richmond Road, Bedford Heights, Ohio               44146
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (216) 292-7000




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ITEM 5:  OTHER EVENTS



     On September 11, 1995, Riser Foods, Inc. issued the following press release:


       Riser Foods, Inc. Initiates Quarterly Cash Dividend

     Bedford Heights, Ohio (September 11, 1995) -- The Board of Directors of Riser Foods, Inc., (AMEX:RSR) declared an initial quarterly cash dividend of $0.05 per share on all the classes of the Company's common stock, payable on October 10, 1995, to shareholders of record at the close of business on September 29, 1995. This cash dividend is the first to be paid on the Company's common stock since Riser Foods became a public company in 1988.

     "The adoption of a regular quarterly cash dividend reflects the Board's confidence in the future growth and profitability of Riser Foods," stated Anthony C. Rego, the Company's Chairman and Chief Executive Officer. "We are following a strategic plan that has strengthened our competitive position and resulted in improved financial performance and cash flow. We are pleased to share this improvement in the form of a cash return to investors in our common stock."

     Riser Foods operates 38 retail supermarkets in northeast Ohio under the Rini-Rego Stop-N-Shop banner. In addition, the Company's American Seaway Foods subsidiary is a full-line wholesale distributor of food and health and beauty care products. Through its Eagle Ice Cream division, Riser also manufactures private-label ice cream and distributes frozen novelties.




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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      RISER FOODS, INC.
                                        (Registrant)



September 11, 1995                   By:/s/ Anthony C. Rego
                                     Anthony C. Rego
                                     Chairman of the Board and
                                     Chief Executive Officer




September 11, 1995                   By:/s/ Ronald W. Ocasek
                                     Ronald W. Ocasek
                                     Senior Vice President,
                                     Chief Financial Officer
                                     and Treasurer










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